Exhibit 14(c)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-14 of our report dated September 12, 2013, relating to the consolidated financial statements for the year ended June 30, 2013 of Full Circle Capital Corporation, included herein and to our report dated October 7, 2013 incorporated by reference herein, relating to the information as of June 30, 2013 and 2012 included in the “Senior Securities” table.

We also consent to the reference to us under the headings, “Selected Financial Data”, “Senior Securities of Full Circle” and “Experts” in such registration statement.

/s/ Rothstein Kass

Roseland, New Jersey
September 22, 2016